Exhibit 10.5


                           GreenMan Technologies, Inc.
                        Addendum to Employment Agreement

WHEREAS, the Company and Lyle Jensen entered an Employment Agreement on April 12, 2006;

WHEREAS, the Company desires to make certain changes to the Employment
Agreement;

WHEREAS, Lyle Jensen will consider certain changes to the Employment Agreement;

WHEREAS, Paragraph 11.2 of the Employment Agreement provides for amending said Employment Agreement if both parties concur and sign in writing;

NOWTHEREFORE, the following changes have been mutually agreed to:

1.    Paragraph 5.2 Base Salary

      The base salary will change to $ 20,833.33 per month or $250,000.00 per year starting October 1, 2007. The amount of any salary in arrears will be paid in the next regularly scheduled pay-period following the date below.

2.    Paragraph 5.4 a)   Annual Financial Performance Incentive

      The body of Paragraph 5.4 a) is deleted in its entirety and replaced with the following:

      a) Annual Financial Performance Incentive: The Employee shall be eligible to receive financial performance incentive compensation ("financial performance compensation") equal to twenty percent ( 20%) of the audited annual profit after tax as reported in the Company's 10K filing. The Financial Performance Compensation will be limited to a maximum of One Hundred Fifty Thousand Dollars ($ 150,000.00)in any given fiscal year period.

      There being no other changes, the balance of the Employment Agreement remains unchanged.

      BY SIGNATURE BELOW, the Parties hereby mutually agree to the amendment as described herein,

      Employee                            Company

      /s/ Lyle E. Jensen                  /s/ Lew Boyd
      -------------------                 ------------
      Lyle E. Jensen                      Lew Boyd
      CEO                                 Chairman of the Compensation Committee

      Date: January 30, 2008